UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO
SCHEDULE 14(c) of the Securities Exchange Act of 1934
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☑	Definitive Information Statement
Colorado Goldfields Inc.
(Name of Registrant as Specified In Its Charter)
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COLORADO GOLDFIELDS INC.
10920 West Alameda Ave, Suite 201
Lakewood, Colorado 80226
Phone (303) 984-5324
INFORMATION STATEMENT
Pursuant To Section 14(c) of the Securities Exchange Act of 1934
Approximate Date of Mailing: November 4, 2010
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY
General Information
This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act “), to the holders (the “ Stockholders “) of the Class A Common Stock, par value $0.001 per share, and Class B Common Stock no par value, (the “ Common Stock “), of Colorado Goldfields Inc., a Nevada corporation (the “ Company “) as of October 22, 2010 (the “ Record Date ”) to notify such stockholders of the following:
On October 22, 2010 pursuant to Nevada Revised Statutes (“NRS”) 78.320 the Company received written consents in lieu of a meeting of Stockholders from the Officer and Director Stockholders holding 332,875,144 shares of Class A Common Stock, and 451,498,573 shares of Class B Common Stock (which carry voting rights 100 times the amount per share of Class A Common Stock) representing 89% of the total possible votes outstanding (the “Majority Stockholders”), including all Common Stock, approving the amendment to the Articles of Incorporation of the Company (the “Amendment”). By such written consents, the Stockholders approved the following actions:
to establish and fix the number of authorized shares of Class A Common Stock, par value $0.001 per share, that the Company can have outstanding at five billion.
A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit “A.”
On October 22, 2010, pursuant to NRS. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on October 22, 2010 in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment. The Board of Directors has fixed the close of business on October 22, 2010, as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on October 22, 2010 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.
You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement to the Company’s Stockholders as of the Record Date. Therefore, the Company anticipates that the Increase in Authorized Class A Common Stock will be effective, and the Amended and Restated Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about November 24, 2010.
This Information Statement is being mailed on or about November 4, 2010 to all Stockholders of record as of the Record Date.
NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Purpose and Effect of Increasing the Authorized Shares of Common Stock
The Amendment to increase the authorized capital is being made, in part, to provide the Company with more flexibility and opportunities to conduct equity financings and acquisitions. The Company does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of Common Stock or Preferred Stock for any purpose, including future acquisitions and/or financings.
The Company believes that it is desirable to have additional authorized shares of Class A Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company believes that having such additional authorized shares of capital stock available for issuance in the future should give it greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting or obtaining written consents. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders.
The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.

Outstanding Securities and Voting Rights
As of October 22, 2010, the Company had authorized: (a) 2.5 billion shares of Class A Common Stock, $0.001 par value, 2,295,020,076 of which were issued and outstanding, (b) 5 hundred million shares of Class B Common Stock, no par value, 490,367,597 of which were issued and outstanding.
Each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held on all matters submitted to a vote of Stockholders. Each holder of Class B Common Stock is entitled to one hundred (100) votes for each share of Class B Common Stock held on all matters submitted to a vote of stockholders. Under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.
By written consent dated October 22, 2010, the stockholders owning a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock have approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.
The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.
Stockholders’ Rights
NRS 78.390 provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company’s Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company’s Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company’s Common Stock. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock as of October 22, 2010, the Record Date, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Class A Common Stock, (ii) each current director and named executive officer of the Company and (iii) all executive officers and directors as a group.

		Amount and
		Nature of
		Beneficial	Percentage of
Title	Name of Beneficial Owner	Ownership	Class A Common Stock(1)
Class A	C. Stephen Guyer	258,410,244	11.3%
Class A	Lee R. Rice	69,164,900	3.0%
Class A	Beverly E. Rich	2,650,000	*
Class A	Norman J. Singer	2,650,000	*

	All officers and directors (4 persons)	332,875,144	14.5%

*	Less than 1%

(1)	Based on 2,295,020,076 issued and outstanding on October 22, 2010
The following table sets forth certain information regarding the beneficial ownership of the Company’s Class B Common Stock as of October 22, 2010, the Record Date, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Class A Common Stock, (ii) each current director and named executive officer of the Company and (iii) all executive officers and directors as a group.

		Amount and
		Nature of
		Beneficial	Percentage of
Title	Name of Beneficial Owner	Ownership	Class B Common Stock(1)
Class B	C. Stephen Guyer	361,198,924	73.7%
Class B	Lee R. Rice	90,049,649	18.4%
Class B	Beverly E. Rich	125,000	*
Class B	Norman J. Singer	125,000	*

	All officers and directors (4 persons)	451,498,573	92.1%

*	Less than 1%

(1)	Based upon 490,367,597 shares issued and outstanding as of October 22, 2010

No Dissenters’ Rights
The Nevada Revised Statutes, the Company’s Articles of Incorporation and By-laws do not provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.
Interest of Certain Persons in Matters to be Acted Upon
No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation which is not shared by all other stockholders.
Additional Information
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.
BY ORDER OF THE BOARD OF DIRECTORS
By: /s/ Lee R. Rice
Name: Lee R. Rice
Title: Chief Executive Officer, Chairman
Date: November 4, 2010

Exhibit A
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
COLORADO GOLDFIELDS INC.
Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Amendment to the Articles of Incorporation of Colorado Goldfields Inc:
1. Name of the Corporation is Colorado Goldfields Inc.
2. Article IV of the Articles of Incorporation is amended and restated to read as follows:
ARTICLE IV is hereby amended and restated to read as follows:
Section 4.01 Number and Class. The total number of shares of capital stock to which the Corporation has authority to issue is five billion five hundred million (5,500,000,000). The total number of shares of Class A Common Stock which the Corporation is authorized to issue is five billion (5,000,000,000) having a par value of $0.001 each. The total number of shares of Class B Common Stock which the Corporation is authorized to issue is five hundred million (500,000,000) having no par value each.
The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.
The Board of Directors of the Corporation shall have the authority, by resolution or resolutions, to: (1) issue such shares of Common Stock of either class in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof, (2) establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment is 2,785,387,673 shares representing 89% of the votes entitled for the outstanding shares, which vote includes the consent of the holders of the currently outstanding Class A and Class B Common Stock.
Name: /s/ Lee R. Rice
Title: Chief Executive Officer, Chairman
Date: October 22, 2010

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